UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2016

Date of Report (Date of earliest event reported)

SAFETY INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50070	13-4181699
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Custom House Street, Boston, Massachusetts 02110

(Address of principal executive offices including zip code)

(617) 951-0600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 4, 2016, David F. Brussard, the Company’s President and Chief Executive Officer, communicated his intention to retire, effective March 31, 2016.  Mr. Brussard will remain as Non-Executive Chairman of the Board of Directors of Safety Insurance Group, Inc.  Mr. Brussard has been employed by the Registrant’s insurance subsidiaries for over 40 years.

(c) On January 4, 2016, George M. Murphy, 49, was appointed the Company’s President and Chief Executive Officer, effective April 1, 2016.  Mr. Murphy has held various marketing positions with the Company since 1989 and has served as Vice President of Marketing since 2005.

Mr. Murphy’s current employment agreement will be amended to reflect his appointment as President and Chief Executive Officer.  The terms of such amendment have not been determined as of the date of this filing, and will be disclosed in a subsequent amendment to this Current Report on Form 8-K.

There are no family relationships between Mr. Murphy and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Murphy that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Text of press release issued by the Registrant dated January 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Insurance Group, Inc.
(Registrant)

Date: January 4, 2016	By:	/s/ WILLIAM J. BEGLEY, JR
William J. Begley, Jr.
V.P., Chief Financial Officer and Secretary